UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

VISIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-25753	87-0449667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4094 Majestic Lane, Suite 360

Fairfax, Virginia 22033

(Address of principal executive offices, including zip code)

(703) 273-0383

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time (as defined in Item 5.03), each one thousand five hundred (1,500) shares of the registrant’s common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time were combined into one (1) share of Common Stock. Simultaneously, the number of authorized shares of Common Stock was reduced from three billion (3,000,000,000) shares to two million (2,000,000) shares. The par value of the Common Stock remains $0.0001 per share.

The combination was effected on a lot-by-lot basis by position type. The number of post-split shares issuable in respect of each lot equals the number of pre-split shares in that lot divided by 1,500, rounded to the nearest whole share, with a fractional remainder of 0.5 or greater rounded up to one additional whole post-split share. Any lot whose quotient is less than 0.5 — that is, any lot of fewer than 750 pre-split shares — was extinguished and received zero post-split shares. No cash was paid in lieu of any fraction or extinguished lot. There is no 100-share odd-lot floor. The CEDE & Co. / DTC nominee position is treated as a single record account; beneficial fractions inside DTC are processed under DTC rules and participant practice.

A true 0.5-or-better half-up re-run of the transfer-agent book against 1,269,817,102 pre-split shares produces 846,540 post-split shares outstanding. That figure is approximately 4.73 shares fewer than the unrounded aggregate quotient of 846,544.73. Of 553 distinct registered names on the conversion map, 64 survive with one or more post-split shares and 489 are reduced to zero.

Except as required by the express anti-dilution or adjustment provisions of any living Certificate of Designation or convertible instrument, the reverse split and the authorized-share reduction do not alter the number of authorized or outstanding shares of any series of preferred stock, the stated value of any such series, or the voting, dividend, liquidation, or redemption rights of any such series.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Board Action. On September 10, 2026, the Board of Directors of Visium Technologies, Inc. (the “Company”) approved a reverse split of the Company’s Common Stock at a ratio of one (1) post-split share for each one thousand five hundred (1,500) pre-split shares (the “Reverse Split”), and, simultaneously therewith, a reduction of the number of authorized shares of Common Stock from 3,000,000,000 shares to 2,000,000 shares (the “Authorized Reduction”), with the par value remaining $0.0001 per share. The Board adopted a true lot-by-lot half-up rounding convention described below (the “Rounding Convention”). The Board action was taken pursuant to Section 607.0821 of the Florida Business Corporation Act and the Company’s Bylaws.

Articles of Amendment. On September 11, 2026 the Company filed Articles of Amendment to its Articles of Incorporation with the Florida Department of State, Division of Corporations (the “Articles of Amendment”), to effect the Reverse Split and the Authorized Reduction. The Articles of Amendment recite the Rounding Convention and do not recite a 100-share odd-lot floor or any cash-in-lieu mechanic. A copy of the Articles of Amendment is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Effective Time. The Reverse Split and the Authorized Reduction became effective at the later of (i) the effective time specified in the Articles of Amendment and (ii) the time FINRA announced the Reverse Split as effective for quotation purposes under FINRA Rule 6490 (the “Effective Time”). The Effective Time is the later of the date and time at which the Articles of Amendment are accepted for filing by the Florida Department of State, Division of Corporations; or the time at which the Financial Industry Regulatory Authority (FINRA) announces the Reverse Split as effective for quotation purposes. The Common Stock will continue to be quoted on the OTCID market under the symbol “VISM.” A new CUSIP number will be  assigned to the post-split Common Stock [insert CUSIP if assigned; otherwise state “upon assignment by CUSIP Global Services”].

Pre-Split and Post-Split Share Counts. Immediately prior to the Effective Time, the issued and outstanding Common Stock, as reported by Madison Stock Transfer Inc. effective September 3, 2026 and confirmed on the conversion map generated September 8, 2026 as re-run on the Rounding Convention, was 1,269,817,102 shares, against authorized Common Stock of 3,000,000,000 shares. Immediately following the Effective Time, the issued and outstanding Common Stock is 846,540 shares, against authorized Common Stock of 2,000,000 shares.

Rounding Convention. The Reverse Split was computed lot-by-lot by position type (CERT, BOOK, DRS, and RSTB/BOOKR). The number of post-split shares for each lot equals the number of pre-split shares in that lot divided by 1,500, rounded to the nearest whole share, with a fractional remainder of 0.5 or greater rounded up to one additional whole post-split share. Any lot whose quotient is less than 0.5 (any lot of fewer than 750 pre-split shares) was extinguished and received zero post-split shares. No cash was paid in lieu of any fraction or extinguished lot. There is no 100-share odd-lot floor. A true 0.5-or-better half-up re-run of the Madison book produces 846,540 post-split shares outstanding, which is approximately 4.73 shares fewer than the unrounded aggregate quotient of 846,544.73. Of 553 distinct registered names, 64 survive with one or more post-split shares and 489 registered names are reduced to zero.

Visium Technologies, Inc. · Draft Form 8-K (Items 3.03 / 5.03) · Reverse Split 1-for-1,500 · Page 2

Mechanical Last-Sale Illustration. Solely as an arithmetic illustration, and not as a trading price, a target, or a projection, the last sale of the Common Stock on September 3, 2026 of $0.001105, multiplied by 1,500, produces a mechanical post-split figure of $1.6575. The Company is not predicting, projecting, or targeting any post-split trading price. Actual post-split quotations will be determined by the market.

Preferred Stock and Convertible Instruments. Except as required by the express anti-dilution or adjustment provisions of any living Certificate of Designation or convertible instrument, the Reverse Split and the Authorized Reduction do not alter the number of authorized or outstanding shares of any series of preferred stock, the stated value of any such series, or the voting, dividend, liquidation, or redemption rights of any such series. The Rounding Convention is an issued-share convention only and does not increase any reservation letter. Reservation letters are adjusted solely by dividing the remaining reserved amount by 1,500 and rounding in the manner directed by counsel. The Company has prepared split-adjustment notices for living convertible instruments concurrently with the Effective Time.

Issuance Freeze. Except for shares issued solely by operation of the Reverse Split and the Rounding Convention, the Company will not issue, reserve, or agree to issue any shares of Common Stock from the post-split available bucket, and will not deliver any new reservation letter, during the period beginning at the Effective Time and ending at the close of the tenth (10th) full trading day thereafter. Any waiver of that restriction requires a further Board resolution adopted after consultation with securities counsel.

Stated Capital. The Reverse Split does not change total stockholders’ equity. The reduction in stated capital at par is credited to additional paid-in capital. Lots extinguished by the Rounding Convention reduce issued shares with a corresponding par-value reclassification consistent with that treatment.

No Other Charter Amendments. The Articles of Amendment do not change the Company’s name, the par value of the Common Stock, the authorized preferred stock, or the Company’s fiscal year.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation of Visium Technologies, Inc., filed with the Florida Department of State, Division of Corporations on September 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Visium Technologies, Inc. · Draft Form 8-K (Items 3.03 / 5.03) · Reverse Split 1-for-1,500 · Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: September 11, 2026	By:	/s/ Paul R. Taylor
Paul R. Taylor
Chairman and Chief Executive Officer

Caution as to Forward-Looking Statements.

This Current Report contains a mechanical last-sale illustration that is not a forward-looking statement. The Company is not predicting, projecting, or targeting any post-split trading price. Statements concerning the Issuance Freeze, convertible-instrument adjustments, and transfer-agent processing are descriptions of present Board directives and operational steps. Actual market quotations after the Effective Time will be determined by trading interest and other factors outside the Company’s control.

Visium Technologies, Inc. · Draft Form 8-K (Items 3.03 / 5.03) · Reverse Split 1-for-1,500 · Page 4